UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36594 (Commission File Number)	20-0141677 (IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

 (407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of November 28, 2018, the Board of Directors (the “Board”) of Xenia Hotels & Resorts, Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Bylaws”) to (i) implement proxy access, (ii) permit the stockholders of the Company to amend the Bylaws, as described below, and (iii) provide that each director nominee to serve on the Board shall be elected by a majority of the total votes cast for and against such director nominee at a duly called meeting of stockholders at which a quorum is present. The adoption of these changes is a result of the Nominating and Corporate Governance Committee's and the Board’s review and assessment of corporate governance best practices and direct engagement and outreach efforts with stockholders owning a significant portion of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”). The Company encourages interaction between its stockholders and its Board and in furtherance of this important tenet of the Company’s corporate governance philosophy, the Board has approved and implemented the following corporate governance initiatives that it believes are in the best interests of the Company.

Article II, Section 14 has been added to the Bylaws to permit an eligible stockholder (as defined in Article II, Section 14 of the Bylaws) or group of up to 20 eligible stockholders, owning collectively 3% or more of the Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, the greater of (i) two director nominees or (ii) director nominees constituting up to 20% of the total number of directors on the Board; provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.

Article XV of the Bylaws has been amended to permit the stockholders of the Company to amend the Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock pursuant to a binding proposal properly submitted to the stockholders for approval at a duly called annual or special meeting of stockholders by any stockholder or group of up to 5 stockholders owning 1% or more of the outstanding Common Stock continuously for at least one year. A stockholder proposal submitted under the Bylaws may not, without the approval of the Board, alter or repeal, (i) Article XII of the Bylaws regarding indemnification of directors and officers of the Company and (ii) Article XV of the Bylaws regarding the procedures for amendment of the Bylaws; provided, further, that the stockholder (or group) and each proposed Bylaw amendment satisfy the requirements specified in the Bylaws. The Board believes the ownership thresholds outlined above enable stockholders that hold a meaningful stake in the Company for more than a brief period of time to propose director nominees to be included in the Company’s proxy materials or binding amendments to the Bylaws.

Article II, Section 7 of the Bylaws has been amended to provide that (i) each director nominee shall be elected by a majority of the total votes cast for and against such director nominee at a meeting of stockholders duly called at which a quorum is present and for which there are no more nominees than directorships and (ii) each director nominee shall be elected by a plurality of votes cast at a meeting of stockholders duly called at which a quorum is present and for which there are more director nominees than directorships. In connection with such Bylaw amendment, on and effective as of November 28, 2018, the Board has also amended its Corporate Governance Guidelines to establish procedures pursuant to which any director who is nominated for re-election to the Board but not elected by a majority of votes cast for and against such director at a meeting of stockholders duly called at which a quorum is present shall offer his or her resignation to the Board. Such amended Corporate Governance Guidelines can be found on the Investor Relations pages of the Company’s website at www.xeniareit.com.

The foregoing summaries do not purport to be complete and each summary is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is filed as Exhibit 3.1 to this report on form 8-K and incorporated herein by reference.

Item    9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of the Company, effective as of November 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: November 28, 2018	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President General Counsel and Secretary